Exhibit 10.1

Execution Version

VOTING, SUPPORT AND ROLLOVER AGREEMENT

This Voting, Support and Rollover Agreement (this “Agreement”) is made and entered into as of September 28, 2025, by and among Oak-Eagle AcquireCo, Inc., a Delaware corporation (“Parent”), Electronic Arts Inc. a Delaware corporation (the “Company”) and the Public Investment Fund (the “Stockholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Oak-Eagle MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d‑3 under the Securities Exchange Act of 1934 (the “Exchange Act”, as amended), which meaning will apply for all purposes of this Agreement; provided, that all warrants, and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of common stock, par value $0.01 per share, of the Company (the “Company Stock”) as set forth next to the Stockholder’s name on Schedule A hereto, being all of the shares of Company Stock owned of record or beneficially by the Stockholder as of the date hereof (the “Owned Shares” and, the Owned Shares together with the Additional Shares (as defined herein), the “Covered Shares”);

WHEREAS, the Company Board has, by unanimous vote of the directors voting, (a) determined that the terms of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) determined that it is in the best interests of the Company and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the Merger and the other transactions contemplated thereby upon the terms and subject to the conditions contained herein, (d) resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement, in each case on the terms and subject to the conditions set forth in the Merger Agreement and (e) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption;

WHEREAS, concurrently with and contingent upon the Closing in accordance with the Merger Agreement, the Stockholder desires to transfer, contribute and deliver to a newly formed holding entity that wholly owns (directly or indirectly) Parent (the “Parent Entity”) the Rollover Shares (as defined below) in exchange for the issuance by the Parent Entity to the Stockholder of a number of shares of equity interests of the Parent Entity with aggregate value equal to the Rolled Value (“Parent Entity Interests”); and

WHEREAS, as an inducement and condition for the Company, Parent and Merger Sub to enter into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to its Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.           Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to the Stockholder, any additional shares of Company Stock or other voting securities of the Company that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or issued upon the exercise or conversion of any convertible securities).

“Expiration Time” means the earlier to occur of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof and (c) with respect to Section 3 only, receipt by the Company of the Company Stockholder Approval.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (a) any Lien arising under this Agreement and (b) any applicable restrictions on transfer under the Securities Act.

“Rolled Value” means, with respect to any Rollover Shares the aggregate amount of Merger Consideration that the holder of such Rollover Shares would have received as of the Effective Time if such Rollover Shares were converted into the right to receive the Merger Consideration in accordance with the Merger Agreement.

“Rollover Shares” means, such number of Covered Shares owned by the Stockholder (or any controlled Affiliate thereof) immediately prior to the Rollover Closing.

“Transfer” means (a) any direct or indirect offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of applicable Law or otherwise), or entry into any option or other Contract, swap, arrangement, agreement or understanding with respect to any offer, tender, sale, assignment, exchange, encumbrance, pledge, hypothecation, dividend, distribution, disposition, loan or other transfer (whether voluntary or involuntary and including by merger, consolidation, statutory conversion, statutory domestication, transfer or continuance, share exchange, business combination, testamentary disposition, gift, operation of applicable Law or otherwise), of any Covered Shares or any interest (including legal or beneficial) in any Covered Shares (in each case other than this Agreement), (b) the deposit of any Covered Shares into a voting trust, the entry into a voting agreement, arrangement, understanding or commitment (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney with respect to such Covered Shares, (c) the creation of any Lien, or the entry into any Contract, swap, arrangement, agreement or understanding creating any Lien, with respect to any Covered Shares (other than Permitted Liens), (d) the entry into any derivative or hedging arrangement with respect to any Covered Shares or any interest therein or (e) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a), (b), (c) or (d) above; provided, that Liens on Covered Shares in favor of a bank or broker-dealer, in each case holding custody of Covered Shares in the ordinary course of business, shall not be considered a Transfer hereunder, provided that any transfer as a result of the exercise of remedies under such liens shall be deemed to be a Transfer.

2.           Agreement to Not Transfer the Covered Shares. From the execution and delivery hereof until the Expiration Time, the Stockholder agrees not to, and agrees to cause its Representatives (on the Stockholder’s behalf) not to, directly or indirectly, Transfer or cause or permit the Transfer of any of the Stockholder’s Covered Shares (except as provided in this Section 2 or in connection with the Rollover Closing), other than with the prior written consent of the Company; provided, however, that the Stockholder may, Transfer any such Covered Shares to any Affiliate of the Stockholder controlled by, or under common control with, the Stockholder, only if such transferee of such Covered Shares, as a condition to such Transfer, evidences in writing in a form reasonably satisfactory to the Company such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the transferring Stockholder. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void ab initio and of no effect whatsoever. If any involuntary Transfer of any of the Stockholder’s Covered Shares shall occur (including a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Covered Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of such Covered Shares). To the extent requested by the Company, the Stockholder shall promptly surrender or cause to be surrendered the certificate(s), if any, representing any Covered Shares owned beneficially or of record from time to time by the Stockholder so that the transfer agent of such Covered Shares may affix onto such certificate(s) an appropriate legend referencing the restrictions on transfer and ownership set forth in this Agreement. The Stockholder further acknowledges and agrees that, with respect to any Covered Shares owned beneficially or of record by the Stockholder that are uncertificated, this Agreement shall constitute notice to the Stockholder of any legend that would be set forth on any certificate representing such Covered Shares if such Covered Shares were represented by a certificate. The Stockholder agrees that it shall not, and shall cause its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the Merger Agreement. For the avoidance of doubt, the fact that Stockholder’s Covered Shares may be loaned by Stockholder as part of customary securities lending arrangements shall not constitute a Transfer and actions taken in connection therewith shall constitute a Permitted Lien, so long as Stockholder is entitled to vote any such loaned Covered Shares at any stockholder meeting of the Company (and at every adjournment or postponement or recess thereof), and in any other circumstance, however called, including in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, in each case, prior to the Expiration Time (including by recalling such loaned Shares prior to the record date for such meeting or action by consent as necessary, following which record date the Stockholder may again loan any or all of Stockholder’s Covered Shares as part of customary securities lending arrangements).

3.           Agreement to Vote the Covered Shares.

3.1        From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in any other circumstance, however called, including in connection with any request for an action by consent of the Company’s stockholders in lieu of a meeting, the Stockholder shall vote (including by providing proxy) or execute and deliver a consent with respect to, all of the Stockholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including by providing proxy) or execute and deliver a consent with respect to all of the Stockholder’s Covered Shares):

(a)        in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement;

(b)        in favor of the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that is agreed to by Parent;

(c)        in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger Agreement (or any amendment thereto) on the date on which such meeting is held, or if the Company or Parent proposes or requests such adjournment or proposal, in each case, in accordance with the Merger Agreement; and

(d)        against (i) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company, under the Merger Agreement or of the Stockholder under this Agreement, (ii) any Acquisition Proposal or any action or proposal in furtherance of any Acquisition Proposal, including, in each case, any Superior Proposal, without regard to the terms thereof, (iii) any action, proposal, transaction or agreement that would change in any manner the voting rights of any shares of the Company (including, without limitation, any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, division, statutory conversion, statutory transfer, domestication or continuance or similar transaction, any amendment, modification, supplement and/or restatement of the Company’s certificate of incorporation, bylaws or other organizational or governing documents, any sale, lease, sublease, exchange, license, sub-license, or other disposition of all or a material portion of the assets of the Company or any of its subsidiaries) and (iv) any other action or proposal which would reasonably be expected to prevent or materially impede or materially delay the consummation of the Merger.

4.           Rollover Transaction.

4.1        Rollover. At the Rollover Closing (as defined below), upon the terms and subject to the conditions of this Agreement, the Stockholder and Parent hereby agree to take the following actions:

(a)       The Stockholder shall transfer, contribute and deliver to the Parent Entity the Rollover Shares held by the Stockholder (or by any controlled Affiliate thereof), free and clear of any Liens (other than restrictions under applicable securities Laws and the organizational documents of the Parent Entity), and in exchange therefor the Parent Entity shall issue to the Stockholder (or such controlled Affiliates thereof) the Parent Entity Interests, free and clear of any Liens (other than restrictions under the Securities Act and applicable state and federal securities Laws) (the “Rollover Contribution”).

(b)        Immediately after the Rollover Contribution, the Parent Entity shall transfer, contribute and deliver (or cause to be transferred, contributed and delivered) such Rollover Shares to Parent (including by way of successive contributions down the chain through any intermediate entities between the Parent Entity and Parent) (the “Successive Contributions”).

4.2        The Stockholder acknowledges and agrees that neither it, nor any of its Affiliates (including Parent, the Parent Entity or any intermediate entities party to the Successive Contributions) shall receive any cash payments under the Merger Agreement (including the Merger Consideration or any payments under Section 4.3 of the Merger Agreement) for the Rollover Shares delivered pursuant to the Rollover Contribution or delivered by the Parent Entity or any intermediate entities party to Parent or intermediate entity pursuant to the Successive Contributions.

4.3        The Stockholder and Parent intend, for U.S. federal and applicable state and local income Tax purposes, to treat (i) the Rollover Contribution, together with the contribution of cash or other property to the Parent Entity by the other member(s) of the Parent Entity, as a transaction described in Section 351(a) of the Code, (ii) any transfer of the Parent Entity Interests, immediately after the Rollover Contribution, by the Stockholder to a newly formed holding entity (to be treated as a partnership for U.S. federal income Tax purposes and that directly owns all of the remaining interests in the Parent Entity), in exchange for interests in such newly formed holding entity, as a transaction described in 721(a) of the Code, and (iii) the Successive Contributions, together with the contribution of cash or other property, as transactions described in Section 351(a) of the Code. The Stockholder and Parent, as applicable, shall report such transfers for U.S. federal and applicable state and local income Tax purposes in accordance therewith, and no party shall take any position inconsistent therewith unless required by applicable Law.

4.4        Rollover Closing. Subject to the satisfaction (or waiver by the parties entitled to the benefit thereof) of the conditions set forth in Section 4.5, the closing of the transactions contemplated by this Section 4 (the “Rollover Closing”) will take place immediately prior to, but subject to the substantially simultaneous occurrence of, the Closing, unless otherwise agreed by Parent and Stockholder.

4.5        Conditions to Obligations. The obligations of Parent and the Stockholder to consummate the Rollover Closing shall be subject to the satisfaction (or waiver pursuant to the Merger Agreement) of all of the conditions to the consummation of the Merger as set forth in the Merger Agreement.

5.           Waiver of Appraisal Rights and Certain Other Actions. The Stockholder hereby irrevocably and unconditionally waives and agrees not to exercise any and all appraisal rights under Section 262 of the DGCL with respect to all of the Stockholder’s Covered Shares owned (beneficially or of record) by the Stockholder. In addition, the Stockholder hereby agrees not to commence or participate in (x) any class action with respect to Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, or (y) any legal action, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Subsidiaries or successors, in each case: (a) relating to the execution, negotiation or delivery of this Agreement or the Merger Agreement, (b) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (c) to the fullest extent permitted under Applicable Law, alleging a breach of any duty of the Company Board, Parent or Merger Sub in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. Notwithstanding the foregoing, this Section 5 shall not apply to limit in any respect (x) any rights or remedies of any party hereto (or any Affiliate of any such party) under, or the right or ability of any party hereto (or any Affiliate of any such party) to enforce, the provisions of this Agreement or the Merger Agreement or any document contemplated thereby or (y) Stockholder from participating as a defendant, or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against Stockholder or any of its Representatives or Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated thereby.

6.           [Reserved].

7.           Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Company that:

7.1       Due Authority. the Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. The Stockholder is duly organized, validly existing and in good standing (to the extent such concept exists) in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been (or, in case of the other definitive documentations contemplated hereby, will at the Rollover Closing be) validly authorized, and, assuming the accuracy of the representations and warranties set forth in Section 8.2(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and this Agreement constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

7.2       Ownership of the Covered Shares. (a) The Stockholder is, as of the date hereof, the beneficial and/or record owner of the Stockholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) the Stockholder has sole voting power over all of the Covered Shares and prior to the Rollover Closing no person (other than the Stockholder and any person under common control with the Stockholder) has a right to acquire any of the Covered Shares held by the Stockholder. Other than as contemplated by the Rollover Closing, the Stockholder has not entered into any agreement to Transfer any Covered Shares (other than this Agreement). As of the date hereof, the Stockholder does not own, beneficially or of record, any shares of Company Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.

7.3        No Conflict: Consents.

(a)        The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to the Stockholder or (ii) result in any breach of or constitute a default under any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject or (iii)  violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of the Stockholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not materially delay or impair in any material respect the ability of the Stockholder to perform its obligations under this Agreement.

(b)        Other than as set forth in Section 5.1(d)(i) of the Merger Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

7.4        Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder that would reasonably be expected to prevent, delay or materially impair the ability of the Stockholder to perform its obligations under this Agreement.

8.           Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

8.1       Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the other definitive documentations contemplated hereby, the performance of Parent’s obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereunder has been (or, in case of the other definitive documentations contemplated hereby, will at the Rollover Closing be) validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.3(b), no other consents or authorizations are required to give effect to this Agreement or the other definitive documentations contemplated hereby or the transactions contemplated by this Agreement or the other definitive documentations contemplated hereby. This Agreement has been, and the other definitive documentations contemplated hereby will at the Rollover Closing be, duly and validly executed and delivered by Parent, and this Agreement constitutes, and the other definitive documentations contemplated hereby will at the Rollover Closing constitute, a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.

8.2        No Conflict: Consents.

(a)        The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement does not and will not: (i) violate any applicable Laws applicable to it, or (ii) result in any breach of or constitute a default under any Contract or obligation to which Parent is a party or by which Parent is subject, or (iii) violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of Parent, in the case of each of clauses (i) through (iii), except for such violations, breaches or defaults as would not prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

(b)        No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act or in compliance with any applicable requirements of any other Regulatory Laws (including CFIUS), any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3        Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of each of Parent, threatened against or affecting Parent, as applicable, that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent, as applicable, to perform its obligations under this Agreement.

8.4        Business Activities. Parent was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and the Merger Agreement, has engaged in no other business activities or operations other than (i) as contemplated by this Agreement, the Merger Agreement and matters ancillary thereto or related to the Merger contemplated by this Agreement and the Merger Agreement or (ii) such activities or operations that would not materially delay or materially impair the consummation of the transactions contemplated hereby.

9.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholder that:

9.1       Due Authority. The Company has the full power and capacity to make, enter into and carry out the terms of this Agreement. The Company is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of the Company’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 7.3(b), no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company, and this Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.

10.         [Reserved].

11.         Miscellaneous.

11.1      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

11.2      Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Company Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11.3      Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto, other than Section 4.1 and Sections 4.3-4.5, each of which may be modified, amended, altered or supplemented by Stockholder and Parent without consent of the Company. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

11.4      Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party hereto incurring such cost or expense.

11.5      Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by any party to the other party to this Agreement shall be in writing and (a) served by personal delivery upon the party for whom it is intended, (b) served by an internationally recognized overnight courier service upon the party for whom it is intended, (c) delivered by registered or certified mail, return receipt requested or (d) sent by email:

(i)          if to the Stockholder, to:

The Public Investment Fund
Attention:	Turqi A. Alnowaiser, Deputy Governor and
Head of International Investments Division
Email:	[***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Sarkis Jebejian, P.C.
Maggie D. Flores, P.C.
Jonathan L. Davis, P.C.
Lee M. Blum
Email:	sarkis.jebejian@kirkland.com
maggie.flores@kirkland.com
Jonathan L. Davis, P.C.
lee.blum@kirkland.com

(ii)          if to Parent, to:

The Public Investment Fund
Attention:    Turqi A. Alnowaiser, Deputy Governor and
Head of International Investments Division
Email:	[***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Sarkis Jebejian, P.C.
Maggie D. Flores, P.C.
Jonathan L. Davis, P.C.
Lee M. Blum
Email:	sarkis.jebejian@kirkland.com
maggie.flores@kirkland.com
jonathan.davis@kirkland.com
lee.blum@kirkland.com

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	Charles Ruck
Michael Anastasio
Ian Nussbaum
Email:	charles.ruck@lw.com
michael.anastasio@lw.com
ian.nussbaum@lw.com

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention:	Perry J. Shwachman
William R. Levi
Jonathan Blackburn
Email:	pshwachman@sidley.com
William.levi@sidley.com
jblackburn@sidley.com

(iii)        if to Company, to:

Electronic Arts Inc.
209 Redwood Shores Parkway
Redwood City, CA 94065
Attention:	Jacob J. Schatz, Executive Vice President,
Global Affairs and Chief Legal Officer
Email:	[***]

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY  10019

Attention:	Edward D. Herlihy, Esq.
David K. Lam, Esq.
Eric M. Feinstein, Esq.
Email:	EDHerlihy@wlrk.com
DKLam@wlrk.com
EMFeinstein@wlrk.com

or to such other Person or addressees as has or have been designated in writing by the party to receive such notice provided above.  Any notice, request, instruction or other communications or document given as provided above shall be deemed given to the receiving party (w) upon actual receipt, if delivered personally, (x) on the next Business Day after deposit with an overnight courier, if sent by an overnight courier, (y) three (3) Business Days after deposit in the mail, if sent by registered or certified mail or (z) upon transmission if sent by email (so long as there is no return error message or notification of non-delivery).  Copies to outside counsel are for convenience only and failure to provide a copy to outside counsel does not alter the effectiveness of any notice, request, instruction or other communication otherwise given in accordance with this Section 11.5.

11.6      Enforcement; Governing Law and Venue.

(a)          The rights and remedies of the parties hereto shall be cumulative with and not exclusive of any other remedy conferred hereby. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)       This Agreement and any action (whether at law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereunder shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.  In addition, each of the parties (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court of the United States of America within the State of Delaware) (the “Chosen Courts”), in the event any dispute between the parties (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum with respect to such a claim, and (ii) agrees that it shall not bring any claim, action or proceeding against any other parties relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 11.5, such service to become effective ten (10) days after such mailing.

11.7      Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

11.8     Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, subject to providing the Stockholder with a reasonable opportunity to review and comment thereon (which comments shall be considered in good faith). The Stockholder acknowledges that Parent, Merger Sub and the Company, in Parent’s or the Company’s sole discretion, as applicable, may file this Agreement or a form hereof with the U.S. Securities and Exchange Commission (the “SEC”) or any other Governmental Authority.

11.9     Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

11.10    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement or that certain Interim Investors Agreement, dated as of the date hereof by and among Parent, Merger Sub, the Stockholder and the other Persons party thereto.

11.11    Reliance. The Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and the Stockholder’s Representatives have had the full right and opportunity to consult with the Stockholder’s attorney, to the extent, if any, desired, they availed themselves of this right and opportunity, they have carefully read and fully understand this Agreement in its entirety and have had it fully explained to it by its counsel, is fully aware of the contents thereof and its meaning, intent and legal effect, that the Stockholder’s signatory hereto is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

11.12    Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

11.13    Assignment: Third Party Beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; provided, that the Stockholder is permitted to transfer or assign any of its rights or obligations under Section 4 in whole or in part to any of its Affiliates to whom any Covered Shares are transferred in accordance with Section 2 without the consent of any other party. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

11.14    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

11.15   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by email of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

11.16   Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 11.16 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

11.17    No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.

11.18    Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the earlier to occur of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VIII thereof; provided that the provisions of this Article 11 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Stockholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a Willful and Material Breach of this Agreement by the Stockholder. For purposes hereof, “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a party that knows, or could reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.

11.19    No Agreement until Executed. This Agreement shall not be effective unless and until (a) the Company Board has approved, for purposes of any applicable takeover Laws, and any applicable provision of the certification of incorporation or bylaws of the Company, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby, including the Merger, and following such approval, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed and delivered by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

OAK-EAGLE ACQUIRECO, INC.

By:	/s/ Turqi A. Alnowaiser
Name:	Turqi A. Alnowaiser
Title:	President, Vice President and Secretary

STOCKHOLDER:

THE PUBLIC INVESTMENT FUND

By:	/s/ Turqi A. Alnowaiser
Name: Turqi A. Alnowaiser
Title: Deputy Governor and Head of International Investments Division

COMPANY:

ELECTRONIC ARTS INC.

By:	/s/ Andrew Wilson
Name:	Andrew Wilson
Title:	Chief Executive Officer

Schedule A

Stockholder	Shares of Company Common Stock
The Public Investment Fund	24,807,932

Schedule A-1